EXHIBIT 23(b)

Analysis, Research & Planning Corporation’s Consent

The Dow Chemical Company:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2008, and the incorporation by reference thereof in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.	333-101647
333-140859

Form S-4:

No.	333-88443

Form S-8:

Nos.	2-64560
33-21748
33-51453
33-52841
33-58205
33-61795
333-27381
333-40271
333-43730
333-49183
333-67414
333-88443
333-91027
333-103518
333-103519
333-105080
333-115185
333-122932
333-145015
333-155074

/s/ B. THOMAS FLORENCE
B. Thomas Florence President Analysis, Research & Planning Corporation February 18, 2009

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